TCW STRATEGIC INCOME FUND, INC.

ARTICLES OF AMENDMENT

TCW STRATEGIC INCOME FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that;

FIRST: Article X of the charter of the Corporation (the “Charter”) is hereby deleted in its entirety and the following is substituted in lieu thereof:

“ARTICLE X

[Reserved.]”

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

– Signature Page Follows –

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by the undersigned Chief Executive Officer and President and attested by its Assistant Secretary this ____ day of ____________ 2015.

ATTEST:	TCW STRATEGIC INCOME FUND, INC.

By:
Patrick W. Dennis		David S. DeVito
Assistant Secretary		Chief Executive Officer and President

CORPORATE CHARTER APPROVAL SHEET **EXPEDITED SERVICE**                **KEEP WITH DOCUMENT** DOCUMENT CODE BUSINESS CODE # Close Stock Nonstock P.A. Religious Merging (Transferor) Surviving (Transferee) New Name FEES REMITTED Base Fee: Change of Name Org. & Cap. Fee: Change of Principal Office Expedite Fee: Change of Resident Agent Penalty: Change of Resident Agent Address State Recordation Tax: Resignation of Resident Agent State Transfer Tax: Designation of Resident Agent Certified Copies and Resident Agent’s Address Copy Fee: Change of Business Code Certificates Certificate of Status Fee: Adoption of Assumed Name Personal Property Filings: Mail Processing Fee: Other: Other Change(s) Code Cash Check Attention: Mail: Names and Address Stamp Work Order and Customer Number HERE